12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION ANNOUNCES 3/31/2013 NET ASSET VALUE

DALLAS – April 29, 2013 – Capital Southwest Corporation (NASDAQ: CSWC) today reported total net assets at March 31, 2013 of $659,776,933 equivalent to $173.20 per share.  Comparative data is summarized below:

	March 31, 2013	December 31, 2012	March 31, 2012

Net assets	$659,776,933	$628,089,815	$628,707,006

Shares outstanding	3,809,316	3,798,393	3,754,538

Net assets per share	$173.20	$165.36	$167.45

During the twelve months ended March 31, 2013, net assets increased $31,069,927. This increase is primarily related to improved earnings and multiple acquisitions by our restricted holdings, which are offset by the elimination of unrealized appreciation due to the sale of 2,774,250 shares of common stock of Encore Wire, Inc. and the sale of 9,317,310 shares of common stock of Heelys, Inc. The total unrealized gains included in earnings that relate to assets still held at March 31, 2013 are $120,777,969

Assuming reinvestment of all dividends and tax credits on retained long-term capital gains, the March 31, 2013 net asset value was 27.0% greater than the March 31, 2012 net asset value of $167.45 per share and 7.2% above the December 31, 2012 net asset value of $165.36 per share.  It is important to note that during the twelve months ended March 31, 2013, we distributed $77,300,714 or $20.34 per share of capital gains dividends and $3,025,032 or $0.80 per share in ordinary dividends to our shareholders. The assumed reinvestment of the capital gains distribution has positively impacted the rate of return.

About Capital Southwest Corporation
Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to hold investments indefinitely. It is our dedication to this patient investment strategy that enables our portfolio companies to achieve their full potential. Visit our website www.capitalsouthwest.com to learn about our investment criteria and how our capital can accelerate your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Gary L. Martin or Tracy L. Morris
972-233-8242

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